Exhibit (i)

[LOGO OMITTED]	ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WISCONSIN 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com CLIENT/MATTER NUMBER 082961-0117

February 28, 2012

Hennessy Funds Trust 7250 Redwood Blvd. Suite 200 Novato, CA 94945

Ladies and Gentlemen:

We have acted as counsel for Hennessy Funds Trust (the “Trust”) in connection with the preparation of an amendment to the Trust’s Registration Statement on Form N-1A, amendment No. 30 (such amendment being hereinafter referred to as the “Amended Registration Statement”), relating to the sale by the Trust of an indefinite amount of shares of beneficial interest in Hennessy Funds Trust (“Shares”) in the manner set forth in the Amended Registration Statement.  In this connection we have examined:  (a) the Amended Registration Statement; (b) the Trust Instrument and Bylaws of the Trust, each as amended to date; (c) trustee proceedings relative to the authorization for issuance of the Shares; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

Based upon and subject to the foregoing, and assuming that (a) the Amended Registration Statement and any amendments thereto are effective and comply with all applicable laws and (b) all Shares are issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Amended Registration Statement and any amendments thereto, we are of the opinion that the Shares when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as an exhibit to the Amended Registration Statement.  In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

Very truly yours,

/s/ Foley & Lardner LLP

FOLEY & LARDNER LLP

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